SECOND AMENDMENT TO
                           DYADIC INTERNATIONAL, INC.
                          2001 EQUITY COMPENSATION PLAN

         THIS SECOND AMENDMENT (this "Second Amendment") is made and entered into as of the 12th day of January, 2005, by DYADIC INTERNATIONAL, INC., a Florida corporation (the "Company") for the purpose of amending the "Dyadic International, Inc. 2001 Equity Compensation Plan" (the "Plan"). Capitalized terms not expressly defined herein shall have the meaning assigned them in the Plan.

                                    RECITALS:

         A. The Company adopted the Plan by the action of the Company's Board of Directors on or about May 1, 2001, and the shareholders of the Company approved the Company's adoption of the Plan on or about May 1, 2001.

         B. On September 28, 2004, the Board of Directors authorized the increase in the number of Shares reserved for issuance under the Plan from 1,302,989 Shares to 5,152,447 Shares, and on that date, the shareholders of the Company approved the increase in the number of Shares reserved for issuance under the Plan by the written consent of holders of a majority of the Company's outstanding shares. Also, on that date, the Plan was amended to reflect the foregoing increase in the number of Shares reserved for issuance under the Plan (the "First Amendment").

         C. On January 12, 2005, the Board of Directors approved the execution and delivery of this Second Amendment.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows:

         1. Section 3(a) of the Plan is hereby amended by deleting therefrom the second sentence thereof, and inserting in lieu thereof the following sentence:
"There shall be no limit on the number of shares of the Company's Common Stock that may be the subject of Grants made under the Plan to any individual in any calendar year."

         2. Except as amended by this Second Amendment, all of the terms and provisions of the Plan, as amended by the First Amendment, shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned, for, on behalf of and in the name of the Company, has caused this Second Amendment to be executed as of the date and year first above-written.

                                  DYADIC INTERNATIONAL, INC.

                                  By: /s/ Mark A. Emalfarb
                                      --------------------------------
                                      President and Chief Executive Officer